SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of December 17, 2007, the Board of Directors of Adams Resources & Energy, Inc. (the “Company”) amended Article VI of the Company’s Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of the Company’s capital stock.  The amendment to the Bylaws makes it possible for the Company to participate in the Direct Registration System, currently administered by The Depository Trust Company.  The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with the transfer of physical certificates.  The amendment to the Bylaws also provides that each registered shareholder shall be entitled to a physical stock certificate upon request to the transfer agent or registrar of the Company.

The full text of the Bylaws, as amended is filed as Exhibit 3.1 to this Current Report on Form 8-K, and amended Article VI thereof is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

ExExhibit No.	Description

33 3.1	Amended and Restated Bylaws of Adams Resources & Energy, Inc. (as of December 17, 2007).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: December 17, 2007	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer